As filed with the Securities and Exchange Commission on April 8, 2015

Registration No. 333-202946

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

W&T Offshore, Inc.*

(Exact name of registrant as specified in its charter)

Texas	1311	72-1121985
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(713) 626-8525

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas F. Getten

Vice President, General Counsel and Corporate Secretary

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(713) 626-8525

(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James M. Prince

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Approximate date of commence of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Proposed maximum aggregate offering price per unit	Proposed maximum offering price	Amount of registration fee
Primary Offering:
Debt Securities(2)
Guarantees of Debt Securities (5)
Common Stock (2)(3)
Preferred Stock(2)
Depositary Shares(2)(4)
Securities Warrants(2)
Total Primary offering			$500,000,000	$58,100(6)(8)
Secondary Offering:
Common Stock(7)	39,913,817	$5.22	$208,350,124.74	$22,659(8)
Total				$80,759(8)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	Other than with respect to resales of common stock described in footnote (6) below, there is being registered hereunder such indeterminate number or amount of debt securities, preferred stock, common stock, depositary shares and warrants as may from time to time be issued by the registrant at indeterminate prices, as shall have an initial offering price of the securities issued or sold under this registration statement not to exceed $500,000,000 and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. No separate consideration will be received for any securities being registered that are issued in exchange for, or upon conversion or exercise of, the debt securities, preferred stock, depositary shares or warrants being registered hereunder.
(3)	Includes preferred share purchase rights. Until the occurrence of certain prescribed events, none of which has occurred, the preferred share purchase rights are not exercisable, are evidenced by certificates representing shares of the common stock, and will be transferred only with shares of the common stock. The value, if any, attributable to the rights is included in the market price of the common stock.
(4)	The depositary shares being registered will be evidenced by depositary receipts issued under a depositary agreement. If W&T Offshore, Inc. elects to offer fractional interests in shares of preferred stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the shares will be issued to the depositary under the depositary agreement.
(5)	Subsidiaries of W&T Offshore, Inc. named as co-registrants may fully and unconditionally guarantee on an unsecured basis the debt securities of W&T Offshore, Inc. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantee of the debt securities being registered.
(6)	Calculated in accordance with Rule 457(o).
(7)	Represents shares of W&T Offshore, Inc. common stock registered for resale by a selling shareholder.
(8)	In connection with the initial filing of this registration statement on Form S-3, a total registration fee of $80,736 was due, comprised of $51,100 owed with respect to the proposed maximum aggregate offering of $500,000,000 of securities to be sold in primary offerings and $22,636 owed with respect to 39,876,504 shares of common stock to be sold in secondary offerings pursuant to Rule 457(c) and Rule 457(r) under the Securities Act of 1933 and based on the average of the high and low prices of the registrant’s common stock as reported by the New York Stock Exchange on March 18, 2015. Securities registered under registration statement File No. 333-180360 previously filed by the registrant on March 26, 2012, having an aggregate offering price of $860,788,851, remained unsold, and in accordance with Rule 457(p), the registration fee of $98,647 associated with such unsold securities was offset against the total registration fee due in connection with the initial filing of this registration statement. In connection with this Amendment No. 1 to the Registration Statement on Form S-3, an additional 37,316 shares of common stock to be sold in secondary offerings are being registered. In accordance with Rule 457(a), based on the average of the high and low prices of the registrant’s common stock as reported by the New York Stock Exchange on April 1, 2015, a registration fee of $23 is due in connection with the additional shares of common stock registered hereby. The fee with respect to unsold securities registered under registration statement File No. 333-180360 was also offset against the fee owed in respect of the additional 37,316 shares of common stock being registered in connection with this Amendment No. 1.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*TABLE OF ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrants (1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
W&T Energy VI, LLC	Delaware	20-4416495
W&T Energy VII, LLC	Delaware	20-4416601
(1)	The address for the additional registrants is Nine Greenway Plaza, Suite 300, Houston, Texas 77046, and the telephone number for each additional registrant is (713) 626-8525. The Primary Industrial Classification Code for the additional registrants is 1311.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 8, 2015

PROSPECTUS

W&T OFFSHORE, INC.

Debt Securities

Guarantees of Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Securities Warrants

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. Debt securities and preferred stock may be convertible into debt securities, preferred stock or common stock. Any debt securities we offer pursuant to this prospectus may be fully and unconditionally guaranteed by certain of our subsidiaries, including W&T Energy VI, LLC and W&T Energy VII, LLC.

We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination or as a separate series.

This prospectus also covers the offering for resale, from time to time, in one or more offerings, of up to 39,913,817 shares of common stock owned by the selling shareholder, Tracy W. Krohn. Mr. Krohn founded our company and acquired these shares of common stock in a series of recapitalization transactions prior to our initial public offering in 2005, in open market purchases and as compensation for his services as our Chairman and Chief Executive Officer. Mr. Krohn may sell none, some or all of the shares offered by this prospectus. Sales may be at fixed prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. Such sales may occur in the open market, in negotiated transactions and in a combination of these methods. We will not receive any of the proceeds from any sale of Mr. Krohn’s shares covered by this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in our securities involves risks. Please see “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in the securities.

We and the selling shareholder may offer the securities directly or through underwriters, agents or dealers, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will designate the terms of our plan of distribution. See the discussion under the heading “Plan of Distribution” for more information on the topic.

Our executive offices are located at Nine Greenway Plaza, Suite 300, Houston, Texas 77046, and our telephone number is (713) 626-8525. Our common stock is listed on the New York Stock Exchange under the symbol “WTI.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 2015.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus, and the selling shareholder may sell some or all of his shares of common stock, in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement contain the full text of certain contracts and other important documents summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. You can obtain the registration statement from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. Each time the selling shareholder sells any common stock offered by this prospectus, the selling shareholder is required to provide you with this prospectus and the related prospectus supplement containing specific information about the selling shareholder and the terms of the common stock being offered in the manner required by the Securities Act of 1933, or the “Securities Act.” The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “W&T Offshore,” “we” or “our” are to W&T Offshore, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-32414) pursuant to the Securities and Exchange Act of 1934. You may read and copy any documents that are filed at the SEC Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington address. Please call the SEC at l-800-SEC-0330 for further information.

Our filings are also available to the public through the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our shares of common stock are traded.

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2015 Annual Meeting of Stockholders filed on March 24, 2015; and

•	Our Current Reports on Forms 8-K or 8-K/A filed on November 7, 2013 and January 17, 2014.

All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K) after the date of this prospectus and prior to the termination of each offering under this prospectus (excluding any information furnished to the SEC), or after the date on which the registration statement that includes this prospectus was initially filed with the SEC and before the effectiveness of such registration statement, shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

W&T Offshore, Inc.

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

Attention: Chief Financial Officer

(713) 626-8525

We also maintain a website at http://www.wtoffshore.com. However, the information on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our Annual Report on Form 10-K for the year ended December 31, 2014, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this prospectus may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Where any forward-looking statement includes a statement of the assumptions or bases underlying the forward-looking statement, we caution that, while we believe these assumptions or bases to be reasonable and made in good faith, assumed facts or bases almost always vary from the actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, we or our management express an expectation or belief as to future results, such expectation or belief is expressed in good faith and is believed to have a reasonable basis. We cannot assure you, however, that the statement of expectation or belief will result or be achieved or accomplished. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. These statements are contained in the section “Risk Factors” and other sections of this prospectus. These forward looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus. These risks include the risks that are identified in the “Risk Factors” section of this prospectus, and also include, among others, expectations regarding the following:

•	amount, nature and timing of capital expenditures;

•	drilling of wells and other planned exploration and development activities;

•	timing and amount of future production of oil and natural gas;

•	increases in production growth and proved reserves;

•	operating costs such as lease operating expenses, administrative costs and other expenses;

•	our future operating or financial results;

•	cash flow and anticipated liquidity;

•	our business strategy, including expansion into the deep shelf and the deepwater of the Gulf of Mexico, and the availability of acquisition opportunities;

•	hedging strategy;

•	exploration and development activities and property acquisitions;

•	pricing and marketing of oil, natural gas liquids and natural gas;

•	governmental and environmental regulation of the oil and gas industry;

•	environmental liabilities relating to potential pollution arising from our operations;

•	our level of indebtedness;

•	timing and amount of future dividends;

•	industry competition, conditions, performance and consolidation;

•	natural events such as severe weather, hurricanes, floods, fire and earthquakes;

•	interruptions in third-party pipelines distributing our production to markets; and

•	uncertainties and difficulties associated with the integration and operation of recently acquired properties.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or otherwise. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected.

THE COMPANY

W&T Offshore, Inc. is a Texas corporation originally organized as a Nevada corporation in 1988, and successor by merger to W&T Oil Properties, Inc., a Louisiana corporation organized in 1983. We are an independent oil and natural gas producer, active in the acquisition, exploration and development of oil and natural gas properties primarily in the Gulf of Mexico and Texas.

Our principal executive offices are located at Nine Greenway Plaza, Suite 300, Houston, Texas 77046. Our telephone number is (713) 626-8525. We maintain a website at www.wtoffshore.com, which contains information about us. Our website and the information contained on it and connected to it will not be deemed incorporated by reference into this prospectus. Our common stock is listed on the New York Stock Exchange under the symbol “WTI.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratios of earnings to fixed charges for the periods indicated.

	Year Ended December 31,
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	3.9	5.9	2.7	1.9	0.8	(1)

(1)	Earnings were inadequate to cover fixed charges for the year ended December 31, 2014 by $20.1 million.

For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of the sum of pre-tax income from continuing operations before income or loss from equity investees, adjusted to reflect actual distributions from equity investments, fixed charges, amortization of capitalized interest less interest capitalized and the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. “Fixed charges” consists of the sum of interest costs expensed and capitalized, amortized discounts and debt issue costs related to indebtedness and the portion of rental expense, which we believe represents an interest factor.

We did not have any preferred stock outstanding and there were no preferred stock dividends paid or accrued during the periods presented above.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things:

•	reduction or refinancing of debt or other corporate obligations;

•	additions to our working capital;

•	capital expenditures; and

•	potential future acquisitions.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement.

In the event the selling shareholder sells any shares of common stock by means of this prospectus, we will not receive any proceeds from such sale.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of W&T Offshore, Inc. and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

If specified in the prospectus supplement respecting a particular series of Debt Securities, certain subsidiaries of W&T Offshore, Inc. (each a “Subsidiary Guarantor”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described under “— Subsidiary Guarantee” and in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1)	the title of the Debt Securities;

(2)	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4)	any limit on the aggregate principal amount of the Debt Securities;

(5)	each date on which the principal of the Debt Securities will be payable;

(6)	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7)	each place where payments on the Debt Securities will be payable;

(8)	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10)	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11)	whether the Debt Securities are defeasible;

(12)	any addition to or change in the Events of Default;

(13)	whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14)	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15)	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinated in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•

the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•

the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

•

the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantee

If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

(1)	remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

(2)	be binding upon each Subsidiary Guarantor; and

(3)	inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

In the event that (a) a Subsidiary Guarantor ceases to be a Subsidiary, (b) either legal defeasance or covenant defeasance occurs with respect to the series or (c) all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)	the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)	an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

(3)	subject to the rules of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or

(4)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)	the successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2)	immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)	failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)	failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)	failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)	failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

(5)	failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

(6)	any Debt of ourself, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $20.0 million;

(7)	any judgment or decree for the payment of money in excess of $20.0 million is entered against us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

(8)	certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(9)	if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

If an Event of Default (other than an Event of Default with respect to W&T Offshore, Inc. described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to W&T Offshore, Inc. described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)	the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

(3)	the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers, to their knowledge, as to whether or not we are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

(1)	to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to holders of Debt Securities;

(2)	to make any changes that would add any additional covenants of us or the Subsidiary Guarantors for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

(3)	to add any additional Events of Default;

(4)	to provide for uncertificated notes in addition to or in place of certificated notes;

(5)	to secure the Debt Securities;

(6)	to establish the form or terms of any series of Debt Securities;

(7)	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

(8)	to cure any ambiguity, defect or inconsistency;

(9)	to add Subsidiary Guarantors; or

(10)	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2)	reduce the principal amount of, or any premium or interest on, any Debt Security;

(3)	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4)	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5)	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

(6)	modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

(7)	except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

(8)	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9)	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(10)	modify such provisions with respect to modification, amendment or waiver; or

(11)	following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1)	the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2)	if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3)	the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4)	certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)	either:

(a)	all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)	all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)	we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance”.

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1)	we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)	no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “— Events of Default,” at any time until 121 days after such deposit;

(3)	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4)	in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5)	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantee will terminate.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator, shareholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Debt Securities, the Indentures or any Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the Debt Securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee. If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It Is Our Creditor. Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee. Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF CAPITAL STOCK

We may offer common stock, $.00001 par value per share, and preferred stock, $.00001 par value per share, under this prospectus. Our authorized capital stock currently consists of 118,330,000 shares of common stock and 20,000,000 shares of preferred stock. At March 31, 2015, 75,936,731 shares of common stock were outstanding and no shares of preferred stock were issued and outstanding. The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our articles of incorporation and by-laws, which are incorporated in this prospectus by reference as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

Common Stock

Holders of common stock are entitled to one vote per share with respect to each matter presented to our shareholders on which the holders of common stock are entitled to vote. Except as may be provided in connection with any preferred stock in a certificate of designation filed pursuant to the Texas Business Organizations Code, or the TBOC, or as may otherwise be required by law or our articles of incorporation, our common stock is the only series of capital stock entitled to vote in the election of directors and on all other matters presented to our shareholders. The common stock does not have cumulative voting rights. Accordingly, for so long as Tracy W. Krohn beneficially owns a majority of the outstanding shares of our common stock, he will have enough voting power to elect the entire board of directors. No share of common stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund.

Subject to the prior rights of holders of preferred stock, if any, holders of common stock are entitled to receive dividends as may be lawfully declared from time to time by our board of directors. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of common stock will be entitled to receive such assets as are available for distribution to our shareholders after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of the series.

The shares of our common stock presently outstanding are fully paid and non-assessable, and any shares issued by us pursuant to this prospectus will be fully paid and non-assessable when issued. Our common stock trades on the New York Stock Exchange under the symbol “WTI.”

Preferred Stock

Our board is empowered, without approval of our shareholders, to cause shares of preferred stock to be issued from time to time in one or more series, with the numbers of shares of each series and the terms of the shares of each series as fixed by our board. Among the specific matters that may be determined by our board are:

•	the designation of each series;

•	the number of shares of each series;

•	the rights in respect of dividends, if any;

•	whether dividends, if any, shall be cumulative or non-cumulative;

•	the terms of redemption, repurchase obligation or sinking fund, if any;

•	the rights in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs;

•	rights and terms of conversion, if any;

•	restrictions on the creation of indebtedness, if any;

•	restrictions on the issuance of additional preferred stock or other capital stock, if any;

•	restrictions on the payment of dividends on shares ranking junior to the preferred stock; and

•	voting rights, if any.

No shares of preferred stock are currently outstanding and we have no current plans to issue preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase preferred stock, could be used to discourage an unsolicited acquisition proposal. For example, a business combination could be impeded by the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of such series to block any such transaction. Alternatively, a business combination could be facilitated by the issuance of a series of preferred stock having sufficient voting rights to provide a required percentage vote of our shareholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Although prior to issuing any series of preferred stock our board is required to make a determination as to whether the issuance is in the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over prevailing market prices of such stock. Our board does not at present intend to seek shareholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law or applicable stock exchange requirements.

Anti-Takeover Provisions under Texas Law, our Articles of Incorporation and Bylaws

We are a Texas corporation and, are subject to Subchapter M of Chapter 21 of the TBOC regarding affiliated business combinations. In general, this law prevents us from engaging in a business combination with an affiliated shareholder, or any affiliate or associate of an affiliated shareholder, for the three-year period immediately after the date such person became an affiliated shareholder, unless:

•	our board of directors approves the acquisition of shares that causes such person to become an affiliated shareholder before the date such person becomes an affiliated shareholder;

•	our board of directors approves the business combination before the date such person becomes an affiliated shareholder; or

•

holders of at least two-thirds of our outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates approve the business combination at least six months after the date such person becomes an affiliated shareholder.

Under this law, any person that owns or has owned 20% or more of our voting shares during the three-year period preceding a business combination is an “affiliated shareholder.” The law defines “business combination” generally as including:

•	mergers, share exchanges or conversions involving an affiliated shareholder;

•	dispositions of assets involving an affiliated shareholder:

•	having an aggregate value equal to 10% or more of the market value of our assets,

•	having an aggregate value equal to 10% or more of the market value of our outstanding common stock, or

•	representing 10% or more of our earning power or net income;

•	issuances or transfers of securities by us to an affiliated shareholder other than on a pro rata basis;

•	plans or agreements relating to our liquidation or dissolution involving an affiliated shareholder;

•	reclassifications, recapitalizations, distributions or other transactions that would have the effect of increasing an affiliated shareholders’ percentage ownership of our outstanding voting stock; and

•	the receipt of tax, guarantee, pledge, loan or other financial benefits by an affiliated shareholder other than proportionally as one of our shareholders.

Liability and Indemnification of Officers and Directors

Our articles of incorporation and bylaws provide for indemnification of our directors to the fullest extent permitted by applicable law. Subchapter C of Chapter 8 of the TBOC provides that a Texas corporation may indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any suit or proceeding, whether civil, criminal, administrative or investigative if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. In addition, we have entered into indemnification agreements with our directors and certain officers. These provisions and agreements may have the practical effect in certain cases of eliminating the ability of our shareholders to collect monetary damages from directors and executive officers. We believe that these contractual agreements and the provisions in our articles of incorporation and bylaws are necessary to attract and retain qualified persons as directors and executive officers.

Written Consent of Shareholders

Our articles of incorporation provide that any action by our shareholders must be taken at an annual or special meeting of shareholders. Special meetings of the shareholders may be called only by holders of not less than 30% of all the shares entitled to vote or by the Chairman of the Board, the President or the Board of Directors.

Advance Notice Procedure for Shareholder Proposals

Our bylaws establish an advance notice procedure for the nomination of candidates for election as directors as well as for shareholder proposals to be considered at annual meetings of shareholders. In general, notice of intent to nominate a director must contain specific information concerning the person to be nominated and must be delivered to and received at our principal executive offices as follows:

•

with respect to an election to be held at the annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting of shareholders; and

•

with respect to an election to be held at a special meeting of shareholders for the election of directors, not earlier than the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the day on which public disclosure is first made of the date of the special meeting.

Notice of shareholders’ intent to raise business at an annual meeting must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting of shareholders. These procedures may operate to limit the ability of shareholders to bring business before a shareholders meeting, including with respect to the nomination of directors or considering any transaction that could result in a change of control.

Removal of Director

Our bylaws provide that neither any director nor the board of directors may be removed without cause and that any removal for cause would require the affirmative vote of the holders of at least 60% of the voting power of the outstanding capital stock entitled to vote for the election of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services L.L.C.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of a depositary agreement and the related depositary receipts. The summary is not complete. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC via a Current Report on Form 8-K prior to our offering of the depositary shares, and you should read such documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Further, both of us may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. Such successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF SECURITIES WARRANTS

We may issue warrants for the purchase of our common stock and preferred stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1) the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

(2) the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3) United States federal income tax consequences applicable to the warrants;

(4) the amount of the warrants outstanding as of the most recent practicable date; and

(5) any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock or preferred stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

SELLING SHAREHOLDER

This prospectus also covers the offering for resale, from time to time, in one or more offerings, of up to 39,913,817 shares of common stock owned by the selling shareholder, Tracy W. Krohn. Mr. Krohn founded our company and acquired these shares of common stock primarily in a series of recapitalization transactions prior to our initial public offering in 2005, and also by open market purchases and as compensation for his services as our Chairman and Chief Executive Officer. Mr. Krohn has served as our Chief Executive Officer since he founded the Company in 1983 and as Chairman since 2004. He also served as President of the Company until September 2008. Mr. Krohn has informed the Company that as of the date of this prospectus, he has no present intention to sell any of the shares of common stock registered for resale by means of this prospectus.

The following table sets forth information relating to the selling shareholder as of March 31, 2015, based on information supplied to us by the selling shareholder on or prior to that date. We have not sought to verify such information. Information concerning the selling shareholder may change over time, including by the addition of additional selling shareholders. If necessary, we will supplement this prospectus accordingly. The selling shareholder may hold or acquire at any time common stock in addition to the shares offered by this prospectus and may have acquired additional common stock since the date on which the information reflected herein was provided to us. In addition, the selling shareholder may have sold, transferred or otherwise disposed of some or all of his common stock since the date on which the information reflected herein was provided to us and may in the future sell, transfer or otherwise dispose of some or all of its common stock in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.

Selling Shareholder	Shares Owned Prior to Offering	Shares That May Be Offered	Shares Owned After Offering (1)
Tracy W. Krohn	39,913,817	39,913,817	0

(1)	Assumes the sale of all shares offered by this prospectus by the selling shareholder.

Each time the selling shareholder sells any common stock offered by this prospectus, the selling shareholder is required to provide you with this prospectus and any related prospectus supplement containing specific information about the selling shareholder and the terms of the common stock being offered in the manner required by the Securities Act. Such prospectus supplement will set forth the following information with respect to the selling shareholder:

•	the name of the selling shareholder;

•	the nature of any position, office or any other material relationship that the selling shareholder has had within the last three years with us or any of our affiliates;

•	the number of shares owned by the selling shareholder prior to the offering;

•	the number of shares to be offered for the selling shareholder’s account; and

•	the number of and (if one percent or greater) the percentage of shares to be owned by the selling shareholder after the completion of the offering.

PLAN OF DISTRIBUTION

We may sell securities pursuant to this prospectus in or outside the United States (a) through underwriters or dealers, (b) through agents or (c) directly to one or more purchasers, including our existing shareholders in a rights offering. The prospectus supplement relating to any offering of securities will include the following information:

•	the terms of the offering;

•	the name or names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934 (the “Exchange Act”).

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered securities or preventing or retarding a decline in the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

If we use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales Through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities.

We may sell the securities through agents we designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

Selling Shareholder

We are registering shares to permit the resale of these shares by certain holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of shares by the selling shareholder.

The selling shareholder may sell all or a portion of the shares beneficially owned and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions that may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

If the selling shareholder effects such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling shareholder may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge shares to broker-dealers that in turn may sell such shares.

The selling shareholder may pledge or grant a security interest in some or all of the shares owned by him and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act, and we will amend, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholder and any broker-dealer participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed, to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling shareholder will sell any or all of the shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act or the Securities Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We will pay all expenses of the registration of the shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of W&T Offshore, Inc. and subsidiaries appearing in W&T Offshore, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of W&T Offshore, Inc.’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The statement of revenues and direct operating expenses of the oil and gas properties acquired by W&T Offshore, Inc. from Callon Petroleum Operating Company appearing in W&T Offshore, Inc.’s Current Report on Form 8-K/A dated January 17, 2014, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statement has been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Certain estimates of proved oil and gas reserves for W&T Offshore, Inc. incorporated by reference herein were based in part upon a report prepared by Netherland, Sewell & Associates, Inc., independent petroleum consultant. These estimates are included and incorporated herein in reliance on the authority of such firm as an expert in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by W&T Offshore, Inc. (sometimes referred to as the “Company” in this Part II of the registration statement) in connection with the issuance and distribution of the securities. All the amounts shown are estimates, except the registration fee.

Securities and Exchange Commission registration fee	$80,759
Fees and expenses of accountants	20,000
Fees and expenses of legal counsel	10,000
Printing expenses	5,000
Miscellaneous	6,000

Total	$121,759

Item 15.	Indemnification of Directors and Officers.

Under the provisions of Chapter 8 of the TBOC, and Article VI of our Amended and Restated Bylaws, we may indemnify our directors, officers, employees and agents and purchase and maintain liability insurance for those persons. Chapter 8 of the TBOC provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation’s best interests. In cases not concerning conduct in his official capacity as a director or officer, a director may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation’s best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

Our articles of incorporation provide for indemnification of our directors to the full extent permitted by applicable law. Article VI of our bylaws provides, in general, that we will indemnify our directors under the circumstances permitted under the TBOC. In addition, we have entered into indemnification agreements with our directors. These agreements provide that if a director is a party or is threatened to be made a party to any action, we will indemnify the director and hold the director harmless against any and all liabilities or losses incurred in connection with such action if it arises out of or is related to the fact that the director is or was serving as a director, to the fullest extent permitted by then applicable law. Further, if Texas law is amended to authorize the further elimination or limitation of directors’ liability, then the liability of our directors will automatically be limited to the fullest extent provided by law.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description

1.1**	—	Form of Underwriting Agreement.

4.1	—	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, filed May 3, 2004 (File No. 333-115103)).

4.2*	—	Form of Senior Indenture (Incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3, filed March 26, 2012 (File No. 333-180360)).

4.3*	—	Form of Subordinated Indenture (Incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-3, filed March 26, 2012 (File No. 333-180360)).

4.4**	—	Form of Warrant Agreement.

4.5**	—	Form of Warrant Certificate.

4.6**	—	Form of Debt Securities.

4.7**	—	Form of Depositary Agreement.

4.8**	—	Form of Depositary Receipt.

5.1****	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

12.1****	—	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1***	—	Consent of Ernst & Young LLP.

23.2***	—	Consent of Ernst & Young LLP.

23.3****	—	Consent of Netherland, Sewell & Associates, Inc.

23.4****	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1****	—	Powers of Attorney (included on signature page).

25.1*	—	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

25.2*	—	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*	Filed previously with the initial filing of Registration Statement on Form S-3 on March 26, 2012, File No. 333-180360.
**	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.
***	Filed herewith.
****	Filed previously with the initial filing of this Registration Statement on Form S-3 on March 24, 2015, File No. 333-202946.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 8, 2015.

W&T OFFSHORE, INC.

By:	* Tracy W. Krohn
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Title	Date

* Tracy W. Krohn	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 8, 2015

/s/ JOHN D. GIBBONS John D. Gibbons	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 8, 2015

* Karen S. Acree	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	April 8, 2015

* Virginia Boulet	Director	April 8, 2015

* Robert I. Israel	Director	April 8, 2015

* Stuart B. Katz	Director	April 8, 2015

* S. James Nelson, Jr.	Director	April 8, 2015

* B. Frank Stanley	Director	April 8, 2015

* By:	/s/ John D. Gibbons
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 8, 2015.

W&T ENERGY VI, LLC
W&T ENERGY VII, LLC

By:	W&T OFFSHORE, INC., its sole member

By:	*
Tracy W. Krohn
Chairman, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Tracy W. Krohn	Chairman, Chief Executive Officer and Director of W&T Offshore, Inc. (Principal Executive Officer)	April 8, 2015

/s/ JOHN D. GIBBONS John D. Gibbons	Senior Vice President and Chief Financial Officer of W&T Offshore, Inc. (Principal Financial Officer)	April 8, 2015

* Karen S. Acree	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	April 8, 2015

* By:	/s/ John D. Gibbons
Attorney-in-fact